                                                                  Exhibit 99.1

FOR RELEASE OCTOBER 20, 2004 at 5:00 PM

F.N.B. CORPORATION REPORTS EARNINGS FOR THIRD QUARTER 2004

HERMITAGE, PA, October 20, 2004 -- F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported third quarter 2004 net income of $14.7 million or $.31 per diluted share. This compared to net income of $15.1 million, or $.32 per diluted share, for the second quarter of 2004 and a net loss from continuing operations of $7.8 million, or $.17 per diluted share, for third quarter 2003. Last year's third quarter included after-tax restructuring expenses of $20.0 million or $.43 per diluted share, related to the Corporation's January 2004 spin-off of its Florida operations.

Net income for the first nine months of 2004 was $46.0 million, or $.98 per diluted share, representing an increase of $25.1 million, or $.54 per diluted share, over net income from continuing operations for the same period last year. In first quarter 2004, the Corporation realized an after tax gain of $2.7 million, or $.05 per diluted share, from the sale of two branch offices.

"Our third quarter results reflect a solid performance by the Corporation fueled by revenue growth and good credit quality," said Stephen Gurgovits, President and Chief Executive Officer of F.N.B. Corporation.

Third quarter results reflect increasing net interest income, higher non-interest income and continued strong asset quality that was partially offset by increases in non-interest expenses when compared to second quarter 2004. Results for third quarter 2004 reflect a return on average equity of 23.7% and a return on average assets of 1.2%.

Net interest income in third quarter 2004 increased $.6 million, or 1.4%, on a linked quarter basis, to $42.1 million, and $1.1 million, or 2.6%, over the same period last year. This increase was primarily due to increased earning assets, which more than offset a narrowing of the Corporation's net interest margin. Third quarter 2004 net interest margin was 3.88% a decline of ten and nine basis points from second quarter 2004 and third quarter 2003, respectively.

Average commercial loans, home equity installment loans and consumer lines of credit increased in the third quarter a combined $22.1 million, or .9%, over the previous quarter. This increase was offset by a decrease of $25.7 million resulting from the continued planned reduction of the Corporation's indirect installment, auto leasing and residential mortgage portfolios.

Total average deposits and customer repurchase agreements increased a combined $42.1 million, or 1.2%, over the previous quarter. This growth occurred primarily in the more desirable core deposits category.

Non-interest income for third quarter 2004 was $18.8 million, an increase of $1.4 million, or 8.1%, over the previous quarter and $1.2 million, or 6.8%, over the same period last year. Third quarter 2004 non-interest income included $1.2 million of income recognized on the Corporation's investment in Sun Bancorp, Inc. In addition, on a sequential quarter basis, the Corporation realized an increase of $.8 million, or 30%, in insurance commissions and fees, driven by the addition of the Morrell, Butz and Junker Insurance Agency, partially offset by $.5 million lower gain on the sale of loans.


                                                 F.N.B. Corporation Page 1 of 3

                                                 F.N.B. Corporation Page 2 of 3


Non-interest expense totaled $35.9 million for third quarter 2004, an increase of $2.4 million, or 7.3%, on a sequential quarter basis and a decrease of $31.6 million, or 46.8%, from third quarter 2003. Third quarter 2004 non-interest expense included a $1.2 million charge for the early extinguishment of $46 million of higher-cost Federal Home Loan Bank (FHLB) debt, $.7 million due to the additions of the Morrell, Butz and Junker Insurance Agency and eight offices acquired by Regency Finance in the second quarter, and $.3 million due to certain employee-related benefits expense. Third quarter 2003 included pretax restructuring expenses of $30.4 million related to the spin-off of our Florida operations.

Credit quality remained solid. Non-performing loans to total loans were .81% in third quarter 2004 versus .87% for second quarter 2004 and .90% for the same period last year. Annualized net charge-offs were .43% of average loans in third quarter 2004 compared to .46% in second quarter 2004 and .55% in third quarter 2003. Allowance for loan losses, at 1.43% of total loans, remained consistent with the prior quarter and third quarter 2003.

"The Corporation continues to demonstrate its commitment to maintaining strong asset quality as a key component of a solid financial performance," noted Gurgovits.

Shareholders' equity at the end of the quarter increased $27.0 million from June 30, 2004, primarily due to the increase in the fair market value of investment securities coupled with additional equity issued in the purchase of the Morrell, Butz and Junker Insurance Agency. Leverage capital and tangible capital ratios were 6.1% and 4.5%, respectively, at the end of the third quarter compared to 6.1% and 4.1%, respectively, at the end of the second quarter. The Corporation continues to maintain regulatory capital ratios in excess of the regulatory "well capitalized" measures.

During the quarter, the Corporation continued preparations for the finalization of its merger with Slippery Rock Financial Corporation, including the election on September 15 of two Slippery Rock board members to the Board of First National Bank of Pennsylvania, the principal subsidiary of the Corporation. The merger was completed on October 8, 2004.

"This was as smooth as any merger could possibly be," said Gurgovits. "On the first full day of business after the closing, clients of First National Bank of Slippery Rock conducted their business as if nothing had changed. Only now they have a broader assortment of services and the convenience of an expanded branch network."

During the third quarter, F.N.B. finalized the purchase of Morrell, Butz and Junker Insurance Agency, one of the largest independent insurance agencies in greater Pittsburgh. This acquisition provided a net positive impact to the Corporation's earnings in the third quarter and is expected to enhance the Company's presence in the insurance business going forward.

On October 15th the Corporation announced the signing of a definitive agreement to acquire NSD Bancorp, Inc., the Pittsburgh-based, $532 million parent company of NorthSide Bank. The merger expands F.N.B.'s market to include the affluent and growing communities in the northern half of Allegheny County and into Butler County. F.N.B. expects to complete the merger in first quarter 2005, subject to certain conditions including the approvals of NSD shareholders and bank regulatory authorities.

                                                 F.N.B. Corporation Page 3 of 3

The Corporation will host a conference call on Thursday October 21, 2004 at 11:00 a.m. (EDT) to discuss the third quarter 2004 results. Interested parties may access the conference call by dialing 1-800-346-7359 with the entry code 3044. Replays of the call will be available until October 28, 2004 by calling 1-800-332-6854 and using the above entry code, 3044. A transcript of the conference call will also be available on the Corporation's web site http://www.fnbcorporation.com.

ABOUT F.N.B. CORPORATION:

F.N.B. Corporation, headquartered in Hermitage, PA has total assets of $4.8 billion. F.N.B. is a leading provider of banking, wealth management, insurance, and consumer finance services in Western Pennsylvania and Eastern Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, F.N.B. Investment Advisors, Inc., First National Insurance Agency, Inc., and Regency Finance Company. It also operates consumer finance offices in Tennessee.

Mergent Inc., a leading provider of business and financial information on publicly traded companies, has recognized F.N.B. as a Dividend Achiever. This annual recognition is based on the Corporation's outstanding record of increased dividend performance. The Company has increased dividend payments for 30 consecutive years.

On January 1, 2004, F.N.B. completed a previously announced spin-off of its Florida operations into a new publicly traded company.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange
(NYSE) under the symbol FNB.

This document contains "forward-looking statements" relating to present or future trends or factors affecting the banking industry and specifically the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance or the results projected. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. is engaged; and (6) changes in the securities markets. F.N.B. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.

                                      # # #

           CONTACTS: MEDIA - Kathryn Lima, (724) 981-4318/ (724) 301-6984 (cell)
                 ANALYSTS/INSTITUTIONAL INVESTORS - John Waters, (239) 514-2643/
                                                           (239) 272-6495 (cell)
                    INDIVIDUAL SHAREHOLDERS - Shareholder Services, 888-441-4362
                                                   http://www.fnbcorporation.com
                                                          ----------------------

DATA TABLES FOLLOW

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                2004                 2003      3rd Qtr 2004 -  3rd Qtr 2004 -
                                                      ------------------------    ----------    2nd Qtr 2004    3rd Qtr 2003
                                                         Third         Second        Third        Percent         Percent
STATEMENT OF EARNINGS                                   Quarter        Quarter      Quarter       Variance        Variance
                                                      ----------    ----------    ----------      --------        --------
Interest income - taxable equivalent basis               $64,536       $62,113       $63,460         3.9             1.7

Interest income                                          $63,950       $61,516       $62,868         4.0             1.7
Interest expense                                          21,884        20,048        21,872         9.2             0.1
                                                      ----------    ----------    ----------
      Net interest income                                 42,066        41,468        40,996         1.4             2.6
Provision for loan losses                                  3,570         3,620         4,285        -1.4           -16.7
                                                      ----------    ----------    ----------
      Net interest income after provision                 38,496        37,848        36,711         1.7             4.9

Service charges                                            8,676         8,507         8,643         2.0             0.4
Insurance commissions and fees                             3,257         2,498         2,424        30.4            34.4
Securities commissions and fees                            1,069         1,191           997       -10.2             7.2
Trust income                                               1,693         1,676         1,829         1.1            -7.4
Gain on sale of securities                                   470           522           733        -9.9           -35.9
Gain on sale of loans                                        365           815           962       -55.2           -62.0
Gain on sale of branches                                      --            --            --           *               *
Other                                                      3,262         2,171         2,003        50.3            62.8
                                                      ----------    ----------    ----------
      Total non-interest income                           18,792        17,380        17,591         8.1             6.8

Salaries and employee benefits                            18,118        17,040        26,510         6.3           -31.7
Occupancy and equipment                                    6,123         5,960         6,938         2.7           -11.7
Amortization of intangibles                                  576           519           543        10.9             6.0
Other                                                     11,086         9,938        33,478        11.6           -66.9
                                                      ----------    ----------    ----------
      Total non-interest expense                          35,903        33,457        67,469         7.3           -46.8

Income before income taxes                                21,385        21,771       (13,167)       -1.8          -262.4
Income taxes                                               6,689         6,706        (5,352)       -0.2          -225.0
                                                      ----------    ----------    ----------
      INCOME FROM CONTINUING OPERATIONS                   14,696        15,065        (7,815)       -2.5          -288.0

      Net income from discontinuing operations                --            --         8,299           *               *
                                                      ----------    ----------    ----------
         NET INCOME                                      $14,696       $15,065          $484        -2.5          2936.4
                                                      ==========    ==========    ==========

      Basic earnings per share
         Continuing operations                             $0.32         $0.33        ($0.17)       -3.0           288.2
         Discontinued operations                              --            --          0.18           *               *
         Net income                                        $0.32         $0.33         $0.01        -3.0          3100.0

      Diluted earnings per share
         Continuing operations                             $0.31         $0.32        ($0.17)       -3.1           282.4
         Discontinued operations                              --            --          0.18           *               *
         Net income                                        $0.31         $0.32         $0.01        -3.1          3000.0

Average basic shares outstanding                      46,537,841    46,265,852    46,091,404         0.6             1.0
Average diluted shares outstanding                    47,353,352    47,043,011    47,003,985         0.7             0.7

PERFORMANCE RATIOS
Return on average shareholders' equity (1)                23.68%        25.28%         0.32%
Return on average assets (1)                               1.23%         1.31%         0.02%
Net interest margin (FTE)                                  3.88%         3.98%         3.97%
Yield on earning assets (FTE)                              5.88%         5.87%         6.06%
Efficiency ratio (FTE)                                    57.49%        55.41%       113.09%


(1) Effective January 1, 2004, F.N.B. Corporation spun-off its Florida operations into a separate, independent public company. As a result of the spin-off, the Florida operations' 2003 earnings have been classified as discontinued operations on the consolidated income statement and assets and liabilities related to these discontinued operations have been disclosed separately on the consolidated balance sheets for 2003. In addition, note that the return on average equity, return on average assets, shareholders' equity and tangible equity for 2003 are based on F.N.B. Corporation including discontinued operations.

Pershare amounts and shares outstanding for the quarter ending March 31, 2003 have been restated for the 5% stock dividend declared on April 28, 2003.

*Percent variance not meaningful

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             For the Nine Months
                                                             Ended September 30,
                                                           ------------------------     Percent
STATEMENT OF EARNINGS                                         2004           2003      Variance
                                                           ----------    ----------    --------
Interest income - taxable equivalent basis                   $189,222      $196,503       -3.7

Interest income                                              $187,442      $194,511       -3.6
Interest expense                                               61,703        66,341       -7.0
                                                           ----------    ----------
      Net interest income                                     125,739       128,170       -1.9
Provision for loan losses                                      11,812        12,315       -4.1
                                                           ----------    ----------
      Net interest income after provision                     113,927       115,855       -1.7

Service charges                                                25,239        25,675       -1.7
Insurance commissions and fees                                  8,161         7,236       12.8
Securities commissions and fees                                 3,601         3,122       15.3
Trust income                                                    5,242         5,592       -6.3
Gain on sale of securities                                      1,437         1,887      -23.9
Gain on sale of loans                                           1,447         2,562      -43.5
Gain on sale of branches                                        4,135            --          *
Other                                                           7,679         6,286       22.2
                                                           ----------    ----------
      Total non-interest income                                56,941        52,360        8.7

Salaries and employee benefits                                 53,412        65,498      -18.5
Occupancy and equipment                                        17,815        20,174      -11.7
Amortization of intangibles                                     1,614         1,629       -0.9
Other                                                          31,130        53,768      -42.1
                                                           ----------    ----------
      Total non-interest expense                              103,971       141,069      -26.3

Income before income taxes                                     66,897        27,146      146.4
Income taxes                                                   20,914         6,282      232.9
                                                           ----------    ----------
      INCOME FROM CONTINUING OPERATIONS                        45,983        20,864      120.4

      Net income from discontinuing operations                     --        27,604          *
                                                           ----------    ----------
         NET INCOME                                           $45,983       $48,468       -5.1
                                                           ==========    ==========

      Basic earnings per share
         Continuing operations                                  $0.99         $0.45      120.0
         Discontinued operations                                   --          0.60          *
         Net income                                             $0.99         $1.05       -5.7

      Diluted earnings per share
         Continuing operations                                  $0.98         $0.44      122.7
         Discontinued operations                                   --          0.59          *
         Net income                                             $0.98         $1.03       -4.9

Average basic shares outstanding                           46,326,420    46,065,527        0.6
Average diluted shares outstanding                         47,155,413    46,935,786        0.5

PERFORMANCE RATIOS

Return on average shareholders' equity (1)                     25.24%        10.63%
Return on average assets (1)                                    1.31%         0.83%
Net interest margin (FTE)                                       3.97%         4.26%
Yield on earning assets (FTE)                                   5.89%         6.43%
Efficiency ratio (FTE)                                         55.49%        76.40%


(1) Effective January 1, 2004, F.N.B. Corporation spun-off its Florida operations into a separate, independent public company. As a result of the spin-off, the Florida operations' 2003 earnings have been classified as discontinued operations on the consolidated income statement and assets and liabilities related to these discontinued operations have been disclosed separately on the consolidated balance sheets for 2003. In addition, note that the return on average equity, return on average assets, shareholders' equity and tangible equity for 2003 are based on F.N.B. Corporation including discontinued operations.

Pershare amounts and shares outstanding for the quarter ending March 31, 2003 have been restated for the 5% stock dividend declared on April 28, 2003.

*Percent variance not meaningful

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS)



                                                                2004                 2003      3rd Qtr 2004 -  3rd Qtr 2004 -
                                                      ------------------------    ----------    2nd Qtr 2004    3rd Qtr 2003
                                                         Third         Second        Third        Percent         Percent
AVERAGE BALANCES                                        Quarter        Quarter      Quarter       Variance        Variance
                                                      ----------    ----------    ----------      --------        --------
Total assets                                          $4,753,309    $4,637,230    $8,190,502         2.5           -42.0
Assets of discontinued operations                             --            --     3,667,069          --               *
Earning assets                                         4,369,650     4,252,429     4,154,352         2.8             5.2
Securities                                             1,138,835     1,018,001       905,084        11.9            25.8
Loans, net of unearned                                 3,229,363     3,232,935     3,247,642        -0.1            -0.6
Allowance for loan losses                                 46,960        47,336        46,932        -0.8             0.1
Intangibles                                               44,069        38,651        38,527        14.0            14.4

Deposits and repos                                     3,530,894     3,488,836     3,469,901         1.2             1.8
Short-term borrowings                                    219,532       235,144       294,098        -6.6           -25.4
Long-term debt                                           562,940       476,183       417,303        18.2            34.9
Trust preferred securities                               128,866       128,866       125,000         0.0             3.1
Liabilities of discontinued operations                        --            --     3,218,166          --               *
Shareholders' equity (1)                                 246,860       239,667       608,675         3.0           -59.4

ASSET QUALITY DATA (CONTINUING OPERATIONS)
Non-accrual loans                                        $20,496       $22,353       $23,633        -8.3           -13.3
Restructured loans                                         5,741         5,753         5,779        -0.2            -0.7
                                                      ----------    ----------    ----------
Non-performing loans                                      26,237        28,106        29,412        -6.6           -10.8
Other real estate owned                                    4,507         3,399         3,168        32.6            42.3
                                                      ----------    ----------    ----------
Non-performing assets                                    $30,744       $31,505       $32,580        -2.4            -5.6
                                                      ==========    ==========    ==========

Net loan charge-offs                                      $3,518        $3,694        $4,493        -4.8           -21.7
Allowance for loan losses                                 46,151        46,099        46,122         0.1             0.1

Non-performing loans / total loans                         0.81%         0.87%         0.90%
Non-performing assets / total assets                       0.65%         0.66%         0.71%
Allowance for loan losses / total loans                    1.43%         1.43%         1.42%
Allowance for loan losses /
    non-performing loans                                 175.90%       164.02%       156.81%
Net loan charge-offs (annualized) /
    average loans                                          0.43%         0.46%         0.55%

BALANCES AT PERIOD END
Total assets                                          $4,733,542    $4,771,095    $8,288,487        -0.8           -42.9
Assets of discontinued operations                             --            --     3,693,852          --               *
Earning assets                                         4,365,397     4,378,213     4,178,606        -0.3             4.5
Securities                                             1,140,431     1,147,023       914,949        -0.6            24.6
Mortgage loans held for sale                               4,387         3,893        11,298        12.7           -61.2
Loans, net of unearned                                 3,219,735     3,226,889     3,251,499        -0.2            -1.0
Goodwill                                                  37,884        28,940        27,893        30.9            35.8

Deposits and repos                                     3,558,619     3,479,920     3,458,532         2.3             2.9
Short-term borrowings                                    211,737       295,807       383,397       -28.4           -44.8
Long-term debt                                           510,247       571,379       414,004       -10.7            23.2
Trust preferred securities                               128,866       128,866       125,000         0.0             3.1
Liabilities of discontinued operations                        --            --     3,251,118          --               *
Shareholders' equity (1)                                 259,529       232,508       596,787        11.6           -56.5

Book value per common share (1)                            $5.56         $5.02        $12.97        10.7           -57.1
Tangible book value per common share (1)                    4.55          4.19          8.11         8.6           -43.8


*Percent variance not meaningful

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                             For the Nine Months
                                                             Ended September 30,
                                                           ------------------------       Percent
AVERAGE BALANCES                                              2004           2003        Variance
                                                           ----------    ----------      --------
Total assets                                                $4,674,151    $7,843,503      -40.4
Assets of discontinued operations                                   --     3,389,583          *
Earning assets                                               4,290,953     4,083,357        5.1
Securities                                                   1,048,151       849,820       23.3
Loans, net of unearned                                       3,241,571     3,226,967        0.5
Allowance for loan losses                                       47,161        47,164        0.0
Intangibles                                                     40,097        39,705        1.0

Deposits and repos                                           3,495,547     3,421,635        2.2
Short-term borrowings                                          239,977       246,320       -2.6
Long-term debt                                                 499,115       407,708       22.4
Trust preferred securities                                     128,866        86,269       49.4
Liabilities of discontinued operations                              --     3,006,064          *
Shareholders' equity (1)                                       243,349       609,769      -60.1

ASSET QUALITY DATA (CONTINUING OPERATIONS)
Non-accrual loans                                              $20,496       $23,633      -13.3
Restructured loans                                               5,741         5,779       -0.7
                                                            ----------    ----------
Non-performing loans                                            26,237        29,412      -10.8
Other real estate owned                                          4,507         3,168       42.3
                                                            ----------    ----------
Non-performing assets                                          $30,744       $32,580       -5.6
                                                            ==========    ==========

Net loan charge-offs                                           $11,746       $13,177      -10.9
Allowance for loan losses                                       46,151        46,122        0.1

Non-performing loans / total loans                               0.81%         0.90%
Non-performing assets / total assets                             0.65%         0.71%
Allowance for loan losses / total loans                          1.43%         1.42%
Allowance for loan losses /
    non-performing loans                                       175.90%       156.81%
Net loan charge-offs (annualized) /
    average loans                                                0.48%         0.55%

BALANCES AT PERIOD END
Total assets                                                $4,733,542    $8,288,487      -42.9
Assets of discontinued operations                                   --     3,693,852          *
Earning assets                                               4,365,397     4,178,606        4.5
Securities                                                   1,140,431       914,949       24.6
Mortgage loans held for sale                                     4,387        11,298      -61.2
Loans, net of unearned                                       3,219,735     3,251,499       -1.0
Goodwill                                                        37,884        27,893       35.8

Deposits and repos                                           3,558,619     3,458,532        2.9
Short-term borrowings                                          211,737       383,397      -44.8
Long-term debt                                                 510,247       414,004       23.2
Trust preferred securities                                     128,866       125,000        3.1
Liabilities of discontinued operations                              --     3,251,118          *
Shareholders' equity (1)                                       259,529       596,787      -56.5

Book value per common share (1)                                  $5.56        $12.97      -57.1
Tangible book value per common share (1)                          4.55          8.11      -43.8


*Percent variance not meaningful